November 28, 2006

VIA EDGAR

Securities and Exchange Commission
100 F Street, State NE
Washington, D.C. 20549

Re:      U.S. Global Accolade Funds
         File Nos. 33-61542 and 811-7662

Ladies and Gentlemen:

Enclosed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended is Post-Effective Amendment ("PEA") No. 34 to the Trust's Registration Statement on Form N-1A.

This filing is made pursuant to Rule 485(b)(1)(iii) under the 1933 Act for the sole purpose of designating a new effective date for PEA No. 32. The Registrant hereby elects to have PEA No. 34 become effective on December 28, 2006.

I hereby certify that this Post-Effective Amendment does not contain disclosure that renders it ineligible to be filed under Rule 485(b).

Please contact me at (210) 308-1239 with any questions or comments.

Very truly yours,

/s/ Susan B. McGee
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Susan B. McGee